SENIOR HOUSING PROPERTIES TRUST

                               Fourth Quarter 2005

                    Supplemental Operating and Financial Data






        Unless otherwise noted, all amounts in this report are unaudited.

                               TABLE OF CONTENTS


                                                                        Page


CORPORATE INFORMATION

      Company Profile                                                    5
      Investor Information                                               6
      Research Coverage                                                  7

FINANCIAL INFORMATION

      Key Financial Data                                                 9
      Consolidated Balance Sheet                                        10
      Consolidated Statement of Income                                  11
      Consolidated Statement of Cash Flows                              12
      Calculation of EBITDA                                             13
      Calculation of Funds from Operations (FFO)                        14
      Debt Summary                                                      15
      Debt Maturity Schedule                                            16
      Leverage Ratios, Coverage Ratios and Public Debt Covenants        17
      2005 Investments/Dispositions Information                         18
      2005 Financing Activities                                         19



PORTFOLIO INFORMATION

      Portfolio Summary by Facility Type and Tenant                     21
      Occupancy by Facility Type and Tenant                             22
      % Private Pay by Facility Type and Tenant                         23
      Rent Coverage by Tenant                                           24
      Portfolio Lease Expiration Schedule                               25

                 WARNING CONCERNING FORWARD LOOKING STATEMENTS


     THIS SUPPLEMENTAL OPERATING AND FINANCIAL DATA REPORT CONTAINS FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER FEDERAL SECURITIES LAWS. THESE STATEMENTS REPRESENT OUR PRESENT BELIEFS AND EXPECTATIONS, BUT THEY MAY NOT OCCUR FOR VARIOUS REASONS. FOR EXAMPLE:

o A MASSACHUSETTS TRIAL COURT HAS DECIDED THAT OUR TERMINATION OF HEALTHSOUTH'S LEASE OF TWO HOSPITALS WAS PROPER, HEALTHSOUTH IS TO COOPERATE WITH US IN LICENSING A NEW TENANT AND HEALTHSOUTH IS TO PAY US THE NET PATIENT REVENUES, LESS A MANAGEMENT FEE AND OPERATION COSTS, SINCE OCTOBER 26, 2004. HEALTHSOUTH HAS FILED A NOTICE OF APPEAL OF THESE DECISIONS AND HEALTHSOUTH'S APPEAL MAY BE SUCCESSFUL.

o THE COURT HAS ORDERED HEALTHSOUTH TO CONTINUE OPERATIONS OF THE HOSPITALS DURING THE PERIOD OF TRANSITION TO A NEW TENANT. HEALTHSOUTH MAY BE UNWILLING OR UNABLE TO CONTINUE ITS OPERATIONS. IN SUCH CIRCUMSTANCES, WE MAY SEEK DAMAGES FROM HEALTHSOUTH AND TO CONTINUE THE HOSPITALS' OPERATIONS WITH APPROPRIATE REGULATORY APPROVALS, BUT WE MAY BE UNABLE TO COLLECT SUCH DAMAGES FROM HEALTHSOUTH OR TO CONTINUE THE HOSPITALS' OPERATIONS.

o IN A SECOND LITIGATION, WE ARE SEEKING TO COLLECT INCREASED RENT FROM HEALTHSOUTH SINCE JANUARY 2002. THE FACT THAT WE HAVE RECEIVED A FAVORABLE RULING IN A SEPARATE LITIGATION MAY IMPLY THAT WE WILL ALSO SUCCEED IN THIS INCREASED RENT LITIGATION. HOWEVER, THE ISSUES IN THESE TWO LITIGATIONS ARE SOMEWHAT DIFFERENT. ALSO, THESE TWO CASES ARE PENDING IN DIFFERENT COURTS. WE BELIEVE ALL OF OUR CLAIMS ARE VALID. HOWEVER, NOT ALL OF OUR CLAIMS HAVE BEEN FINALLY DETERMINED AND THE FACT THAT WE HAVE RECEIVED FAVORABLE RULINGS IN ONE CASE DOES NOT MEAN WE WILL SUCCEED IN THE OTHER CASE.

o THE IMPLICATION OF THE FORWARD LOOKING STATEMENTS REGARDING OUR LITIGATIONS WITH HEALTHSOUTH MAY BE THAT WE WILL EVENTUALLY RECEIVE MORE INCOME FROM OUR OWNERSHIP OF THE TWO HOSPITALS THAN THE $8.7 MILLION PER YEAR PAID BY HEALTHSOUTH SINCE JANUARY 2002 AND THE $4.6 MILLION WHICH HEALTHSOUTH PAID TO US IN FEBRUARY 2006. HOWEVER, THIS IMPLICATION MAY NOT BE REALIZED FOR MANY DIFFERENT REASONS: HEALTHSOUTH MAY BECOME UNABLE TO PAY THE INCREASED AMOUNTS, IF ANY, DUE TO US. WE MAY BE UNABLE TO IDENTIFY A NEW TENANT FOR THESE HOSPITALS WHO OBTAINS APPROPRIATE LICENSES AND WHO IS WILLING OR ABLE TO PAY INCREASED RENTS. THE FINANCIAL RESULTS OF THE HOSPITALS' OPERATIONS MAY DECLINE AND THIS DECLINE MAY BE MATERIAL. IN FACT, HEALTHSOUTH MAY CEASE PAYING THE $8.7 MILLION PER YEAR WHICH IT HAS HISTORICALLY PAID TO US OR OTHER AMOUNTS DUE TO US UNTIL A NEW TENANT IS INSTALLED AT THE HOSPITALS.

o LITIGATION IS EXPENSIVE. SINCE THE CURRENT LITIGATIONS BETWEEN US AND HEALTHSOUTH BEGAN IN APRIL 2003, WE HAVE SPENT APPROXIMATELY $2.3 MILLION IN LITIGATION COSTS. THE EXPENSE OF THESE LITIGATIONS HAS BEEN SOMEWHAT CONCENTRATED DURING THE PAST 12 MONTHS. WE EXPECT THAT THESE EXPENSES WILL CONTINUE AND MAY INCREASE SO LONG AS THE LITIGATIONS CONTINUE. MOREOVER, WE ARE UNABLE TO PROVIDE ANY PROJECTIONS AS TO WHEN THESE LITIGATIONS MAY END OR THE AMOUNTS OF FUTURE LITIGATION COSTS.

     FOR ALL OF THE FOREGOING REASONS YOU ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD LOOKING STATEMENTS. EXCEPT AS MAY BE REQUIRED BY APPLICABLE LAW, WE DO NOT INTEND TO IMPLY THAT WE WILL RELEASE PUBLICLY THE RESULT OF ANY REVISION TO THE FORWARD LOOKING STATEMENTS CONTAINED IN THIS REPORT.

                             CORPORATE INFORMATION

                        Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                                December 31, 2005

                                 COMPANY PROFILE
-------------------------------------------------------------------------------
The Company:
Senior Housing Properties Trust, or SNH, is a real estate investment trust, or REIT, which owns independent and assisted living properties, continuing care retirement communities and nursing homes located throughout the United States. We are included in a number of stock indices, including the Russell 2000(R), the MSCI US REIT Index, NAREIT Real Time Index and the S&P REIT Composite Index.

Management:
Senior Housing Properties Trust is managed by Reit Management & Research LLC, or RMR. RMR was founded in 1986 to manage public investments in real estate. As of December 31, 2005, RMR managed one of the largest portfolios of publicly owned real estate in the United States, including approximately 950 properties, with approximately 86.0 million square feet, located in 42 states, Washington, DC, Puerto Rico and Ontario, Canada. RMR has approximately 400 employees in its headquarters and regional offices located throughout the country. In addition to managing SNH, RMR and its affiliates also manage Hospitality Properties Trust, a publicly traded REIT that owns hotels, HRPT Properties Trust, a publicly traded REIT that primarily owns office buildings and four mutual funds which invest in unaffiliated real estate companies. The public companies managed by RMR had combined total market capitalization of approximately $12.0 billion as of December 31, 2005. We believe that being managed by RMR is a competitive advantage for SNH because RMR provides SNH with a depth of management and experience which may be unequaled in the real estate industry. We also believe RMR is able to provide management services to SNH at costs that are lower than SNH would have to pay for similar quality services.

Strategy:
Our present business plan is to maintain an investment portfolio of independent living properties, assisted living properties and nursing homes and to acquire additional senior living properties primarily for income and secondarily for appreciation potential. Our current growth strategy is generally focused on making portfolio acquisitions of geographically diverse, primarily independent and assisted senior living properties where the majority of the residents pay for occupancy and services from private resources rather than through government programs. We base our acquisition decisions on the historical and projected operating results of the target properties and the financial strength of the proposed tenants and their guarantors, among other considerations. Our present financial strategy is to maintain a conservative capital structure which limits the amount of debt that we issue. We do not have any investments in joint ventures or partnerships. Also, the majority of our debt is fixed rate, and we have no significant debt maturities until 2012.

Stock Exchange Listing:           Corporate Headquarters:

New York Stock Exchange           400 Centre Street
                                  Newton, MA  02458
Trading Symbol:                   (t) (617) 796-8350
                                  (f) (617) 796-8349
Common Shares -- SNH

Senior Unsecured Debt Ratings:

Moody's -- Ba2
Standard & Poor's -- BB+

Portfolio Data (as of 12/31/05):

Total properties                                            188
Total units / beds                                       23,282
Percent of rent from private pay properties                84.5% (1)

Portfolio Concentration by facility type (as of 12/31/05):

                                                   Carrying Value
                            Number of   Number of        of                        Annualized
                            Properties  Units/Beds   Investment (2)   Percent      Current Rent   Percent
                           ---------------------------------------------------------------------------------

 Independent Living (IL) (3)      36      10,412       $ 907,527         53.8%      $ 90,195          54.3%
 Assisted Living (AL)             89       6,197         515,165         30.6%        50,261          30.2%
 Nursing Homes                    61       6,309         219,924         13.0%        17,106          10.3%
 Hospitals                         2         364          43,553          2.6%         8,700           5.2%
                           --------------------------------------------------------------------------------
     Total                       188      23,282     $ 1,686,169        100.0%     $ 166,262         100.0%
                           =================================================================================

 Operating Statistics by tenant (Q4 2005):


                                  Number of   Number of     Annualized       Rent                       Percent
 Tenant                           Properties  Units/Beds   Current Rent    Coverage (4)  Occupancy (4) Private Pay (4)
----------------------------------------------------------------------------------------------------------------------

Five Star / Sunrise (5)               30       7,307        $ 64,026          1.25x          93%            84%
Five Star                            106       8,467          39,434          1.78x          91%            45%
Sunrise / Marriott (6)                14       4,091          31,087          1.25x          92%            80%
NewSeasons / IBC (7)                  10       1,019           9,287          1.10x          80%           100%
HealthSouth (8)                        2         364           8,700            NA            NA             NA
Alterra Healthcare Corporation        18         894           7,232          1.98x          90%            98%
Genesis HealthCare Corporation         1         156           1,535          2.16x          97%            17%
5 Private Companies (combined)         7         984           4,961          1.92x          88%            24%
                                  --------------------------------------
                                     188      23,282       $ 166,262
                                  ======================================

(1)  Represents the percentage of SNH's rental income that is derived from properties where the underlying operating revenues are greater than 80% private pay.
(2)  Amounts are before depreciation, but after impairment write downs, and include purchase price allocations related to FAS 141.
(3)  Properties where the majority of units are independent living apartments are classified as independent living communities.
(4)  All tenant operating data presented are based upon the operating results provided by our tenants for the indicated
     periods, or the most recent prior period for which tenant operating results are available to us from our tenants.
     Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, divided by rent payable to us. We have not independently verified our tenants' operating data.
(5)  These 30 properties are leased to Five Star Quality Care, Inc., or Five Star, and 18 were managed by Sunrise
     Senior Living, Inc., or Sunrise, on December 31, 2005. As of December 31, 2005, Five Star operated 12 of these 30 properties and intends to operate one additional property during the first quarter of 2006. Sunrise does not guaranty Five Star's lease obligations. The rent that Five Star pays to us is subordinate to the management fees paid by Five Star to Sunrise, but our rent is not subordinate to Five Star's internal management costs. The rent coverage presented for this lease has been adjusted to exclude management fees paid to Sunrise during the fourth quarter for the 13 properties that Five Star currently manages, and expects to manage, in the first quarter of
     2006.
(6)  Marriott International, Inc., or Marriott, guarantees the lease for these 14 properties leased to Sunrise.
(7)  Independence Blue Cross, or IBC, a Pennsylvania health insurer, guarantees the lease for the 10 properties leased to NewSeasons Assisted Living Communities, Inc., or NewSeasons.
(8)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. From that time until June 2005, HealthSouth had not filed audited financial information with the SEC.
     In June 2005, HealthSouth filed a restated Annual Report on Form 10-K, or Form 10K, for the period ending December
     31, 2003. In December 2005, HealthSouth late filed a Form 10K for the period ending December 31, 2004. The financial and operating data included in HealthSouth's Form 10-K's show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 1 on page 11 regarding our litigation with HealthSouth.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               December 31, 2005


                              INVESTOR INFORMATION
--------------------------------------------------------------------------------


                                Board of Trustees
--------------------------------------------------------------------------------

Barry M. Portnoy                         Gerard M. Martin
Managing Trustee                         Managing Trustee


Frank J. Bailey                          Frederick N. Zeytoonjian
Independent Trustee                      Independent Trustee


John L. Harrington
Independent Trustee




                                Senior Management
--------------------------------------------------------------------------------

David J. Hegarty                         John R. Hoadley
President, Chief Operating Officer       Treasurer and Chief Financial Officer
and Secretary





                     Contact Information
--------------------------------------------------------------------------------

Investor Relations                       Inquiries

Senior Housing Properties Trust          Financial inquiries should be directed
400 Centre Street                        to John R. Hoadley, Treasurer and Chief
Newton, MA  02458                        Financial Officer, at (617) 796-8350
(t) (617) 796-8350                       or jhoadley@reitmr.com.
(f) (617) 796-8349
(email) info@snhreit.com                 Investor and media inquiries should be
(website) www.snhreit.com                directed to Timothy A. Bonang, Manager
                                         of Investor Relations, at
                                         (617) 796-8149 or tbonang@reitmr.com.

                         Senior Housing Properties Trust
                    Supplemental Operating and Financial Data
                               December 31, 2005

                                RESEARCH COVERAGE
--------------------------------------------------------------------------------

                            Equity Research Coverage
--------------------------------------------------------------------------------

Merrill Lynch                                   Stifel, Nicolaus
David Tsoupros                                  Jerry Doctrow
(212) 449-9697                                  (410) 454-5142

Raymond James                                   UBS
Paul Puryear                                    Christopher Pike
(727) 573-3800                                  (212) 713-2087

RBC Capital Markets                             Wachovia Securities
Jay Leupp                                       Stephen Swett
(415) 633-8588                                  (212) 909-0954


                             Debt Research Coverage
--------------------------------------------------------------------------------

UBS                                             Wachovia Securities
Ray Garson                                      Dan Sullivan
(203) 719-6415                                  (704) 383-6441


                                 Rating Agencies
--------------------------------------------------------------------------------

Moody's Investor Service                        Standard and Poor's
Lori Halpern                                    George Skoufis
(212) 553-1098                                  (212) 438-2608



SNH is followed by the analysts and its publicly held debt is rated by the rating agencies listed above. Please note that any opinions, estimates or forecasts regarding SNH's performance made by these analysts or agencies do not represent opinions, forecasts or predictions of SNH or its management. SNH does not by its reference above imply its endorsement of or concurrence with any information, conclusions or recommendations provided by any of these analysts or agencies.

                             FINANCIAL INFORMATION


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data


                                                         KEY FINANCIAL DATA
-----------------------------------------------------------------------------------------------------------------------------------
                                   (share amounts and dollars in thousands, except per share data)

                                                                            As of and For the Three Months Ended
                                                                 -------------------------------------------------------------------
                                                                  12/31/2005     9/30/2005    6/30/2005     3/31/2005    12/31/2004
                                                                 ------------  ------------ ------------  ------------  ------------
SHARES OUTSTANDING:
Common shares outstanding (at end of period)                          71,812        68,562       68,538        68,496       68,496
Weighted average common shares outstanding - basic and diluted (1)    69,445        68,543       68,537        68,496       64,311

COMMON SHARE DATA:
Price at end of period                                               $ 16.91       $ 19.00      $ 18.91       $ 16.68      $ 18.94
High during period                                                   $ 19.35       $ 20.00      $ 19.45       $ 19.10      $ 20.34
Low during period                                                    $ 16.84       $ 17.79      $ 16.40       $ 16.20      $ 17.85
Annualized dividends paid per share                                   $ 1.28        $ 1.28       $ 1.28        $ 1.28       $ 1.28
Annualized dividend yield (at end of period)                            7.6%          6.7%         6.8%          7.7%         6.8%

MARKET CAPITALIZATION:
Total debt (book value)                                            $ 556,400     $ 551,757    $ 577,175     $ 535,748    $ 535,178
Plus:  market value of common shares (at end of period)            1,214,341     1,302,678    1,296,054     1,142,513    1,297,314
                                                                 ------------  ------------ ------------  ------------ ------------
Total market capitalization                                      $ 1,770,741   $ 1,854,435  $ 1,873,229   $ 1,678,261  $ 1,832,492
Total debt / total market capitalization                               31.4%         29.8%        30.8%         31.9%        29.2%

BOOK CAPITALIZATION:
Total debt                                                         $ 556,400     $ 551,757    $ 577,175     $ 535,748    $ 535,178
Plus:  total shareholders' equity                                    917,977       868,086      875,634       881,692      890,667
                                                                 ------------  ------------ ------------  ------------ ------------
Total book capitalization                                        $ 1,474,377   $ 1,419,843  $ 1,452,809   $ 1,417,440  $ 1,425,845
Total debt / total book capitalization                                 37.7%         38.9%        39.7%         37.8%        37.5%

SELECTED BALANCE SHEET DATA:
Total assets                                                     $ 1,499,648   $ 1,440,403  $ 1,473,413   $ 1,436,848  $ 1,447,730
Total liabilities                                                  $ 581,671     $ 572,317    $ 597,779     $ 555,156    $ 557,063
Gross book value of real estate assets (2)                       $ 1,686,169   $ 1,632,013  $ 1,652,231   $ 1,604,693  $ 1,600,952
Total debt / gross book value of real estate assets (2)                33.0%         33.8%        34.9%         33.4%        33.4%

SELECTED INCOME STATEMENT DATA:
Total revenues                                                      $ 44,111      $ 40,244     $ 39,605      $ 39,227     $ 40,730
EBITDA (3)                                                          $ 38,353      $ 37,775     $ 37,293      $ 36,649     $ 35,316
Income from continuing operations                                   $ 10,472      $ 14,129     $ 14,316      $ 13,865     $ 16,513
Net income                                                          $ 15,686      $ 14,129     $ 15,033      $ 13,865     $ 16,513
Funds from operations (FFO) (4)                                     $ 22,171      $ 25,864     $ 25,850      $ 25,426     $ 24,390
Common distributions paid                                           $ 22,980      $ 21,940     $ 21,932      $ 21,919     $ 21,919

PER SHARE DATA:
Income from continuting operations                                    $ 0.15        $ 0.21       $ 0.21        $ 0.20       $ 0.26
Net income                                                            $ 0.23        $ 0.21       $ 0.22        $ 0.20       $ 0.26
FFO (4)                                                               $ 0.32        $ 0.38       $ 0.38        $ 0.37       $ 0.38
Common distributions paid                                             $ 0.32        $ 0.32       $ 0.32        $ 0.32       $ 0.32
FFO payout ratio (4)                                                  100.0%         84.2%        84.2%         86.5%        84.2%

COVERAGE RATIOS:
EBITDA (3) / interest expense                                           3.2x          3.2x         3.3x          3.3x         3.2x

(1)  SNH has no outstanding common share equivalents, such as units, convertible debt or stock options.
(2)  Gross book value of real estate assets is real estate properties, at cost, after impairment write downs, including purchase price allocations relating to FAS 141.
(3)  See page 13 for calculation of EBITDA.
(4)  FFO for the quarter ended December 31, 2005, includes a $4.1 million, or $0.06 per share, loss on early extinguishment of debt related to our redemption of $52.5 million of our 7 7/8% senior notes. See page 14 for calculation of FFO. See also Note 1 and
     Note 3 on page 11 regarding our HealthSouth litigation.

                                        Senior Housing Properties Trust
                                   Supplemental Operating and Financial Data
                                               December 31, 2005

                                          CONSOLIDATED BALANCE SHEET
-------------------------------------------------------------------------------------------------------------
                                      (in thousands, except share data)

                                                                                    As of           As of
                                                                                 December 31,    December 31,
                                                                                    2005             2004
                                                                                 -----------     -----------
                                                                                                  (audited)

ASSETS
     Real estate properties, at cost:
         Land                                                                       $185,819       $178,353
         Buildings and improvements                                                1,500,350      1,422,599
                                                                                 -----------    -----------
                                                                                   1,686,169      1,600,952
         Less accumulated depreciation                                               239,031        199,232
                                                                                 -----------    -----------
                                                                                   1,447,138      1,401,720
     Cash and cash equivalents                                                        14,642          3,409
     Restricted cash                                                                   2,529          6,176
     Deferred financing fees, net                                                      9,968          9,367
     Due from affiliates                                                               8,845           --
     Other assets                                                                     16,526         27,058
                                                                                 -----------    -----------
     Total assets                                                                 $1,499,648     $1,447,730
                                                                                 ===========    ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
     Unsecured revolving bank credit facility                                        $64,000        $37,000
     Senior unsecured notes due 2012 and 2015, net of discount                       394,018        393,775
     Junior subordinated debentures due 2041                                          28,241         28,241
     Secured debt and capital leases                                                  70,141         76,162
     Accrued interest                                                                 13,089         12,519
     Due to affiliates                                                                   786          1,516
     Other liabilities                                                                11,396          7,850
                                                                                 -----------    -----------
     Total liabilities                                                               581,671        557,063
                                                                                 -----------    -----------

     Commitments and contingencies

     Shareholders' equity:
         Common shares of beneficial interest, $0.01 par value:
         80,000,000 shares authorized; 71,812,227 and 68,495,908 shares issued
             and outstanding, respectively                                               718            685
         Additional paid-in capital                                                1,093,480      1,034,686
         Cumulative net income                                                       267,196        208,491
         Cumulative distributions                                                   (447,289)      (359,567)
         Unrealized gain on investments                                                3,872          6,372
                                                                                 -----------    -----------
             Total shareholders' equity                                              917,977        890,667
                                                                                 -----------    -----------
     Total liabilities and shareholders' equity                                   $1,499,648     $1,447,730
                                                                                 ===========    ===========


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                                  CONSOLIDATED STATEMENT OF INCOME
------------------------------------------------------------------------------------------------------------------------------------
                                                (in thousands, except per share data)
                                                                                              For the                For the
                                                                                         Three Months Ended    Twelve Months Ended
                                                                                     -----------------------  ----------------------
                                                                                     12/31/2005   12/31/2004  12/31/2005  12/31/2004
                                                                                     ----------   ----------  ----------  ----------
Revenues:                                                                                                                  (audited)
       Rental income (1)                                                                $43,776     $40,286    $161,265    $145,731
       Interest and other income (2)                                                        335         444       1,922       2,792
                                                                                       --------    --------    --------    --------
           Total revenues                                                                44,111      40,730     163,187     148,523
                                                                                       --------    --------    --------    --------

Expenses:
       Interest                                                                          12,048      10,926      46,633      41,836
       Depreciation                                                                      11,266      10,286      43,694      39,301
       General and administrative (3)                                                     3,356       3,005      13,117      11,863
       Impairment of assets                                                               1,762        --         1,762        --
       Loss on early extinguishment of debt (4)                                           5,207        --         5,207        --
                                                                                       --------    --------    --------    --------
           Total expenses                                                                33,639      24,217     110,413      93,000
                                                                                       --------    --------    --------    --------

Income from continuing operations                                                        10,472      16,513      52,774      55,523
Gain on sale of property                                                                  5,214        --         5,931       1,219
                                                                                       --------    --------    --------    --------
Net income                                                                              $15,686     $16,513     $58,705     $56,742
                                                                                       ========    ========    ========    ========

Weighted average common shares outstanding                                               69,445      64,311      68,757      63,406
                                                                                       ========    ========    ========    ========

Basic and diluted earnings per share:
       Income from continuing operations                                                  $0.15       $0.26       $0.77       $0.88
                                                                                       ========    ========    ========    ========
       Net income                                                                         $0.23       $0.26       $0.85       $0.89
                                                                                       ========    ========    ========    ========


Additional Data:
       Corporate general and administrative expense                                      $3,356      $3,005     $13,117     $11,863
       Less:  litigation / due diligence costs included in G&A (5)                         $600        $200      $1,850      $1,200
                                                                                       --------    --------    --------    --------
       Adjusted general and administrative expenses                                      $2,756      $2,805     $11,267     $10,663

       Adjusted general and administrative expenses/ total revenues (6)                     6.6%        7.3%        6.9%        7.2%
       Adjusted general and administrative expenses/ total assets (at end of period)       0.18%       0.19%       0.75%       0.74%

       Straight-line rent included in rental income (7)                                    $107        $115        $429        $409

(1)  Rental income for the quarter and year ended December 31, 2005, includes $2.2 million and $8.7 million, respectively, of income from two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On
     November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On
     September 25, 2005, the court ruled that our termination was proper. On January 18, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation since October 26, 2004. We have begun working to identify and qualify a new tenant operator for the hospitals. HealthSouth has filed a notice of appeal of the court's decisions; but HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court. During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000/month, and, on February 3, 2006,
     HealthSouth paid us an additional $4.6 million which HealthSouth represented to be an amount due from November 1, 2004 to
     December 31, 2005. We are currently in the process of reviewing HealthSouth's calculations of amounts due to us and we may claim additional amounts. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December
     31, 2003. In December 2005, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2004. The financial and operating data included in HealthSouth's Form 10-Ks show a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(2)  Included in interest and other income for the year ended December 31, 2004 is $1.25 million received in a settlement of litigation with Marriott.

(3)  Legal expenses incurred related to our HealthSouth litigation were approximately $600,000 and $1,850,000, respectively, for the quarter and year ended December 31, 2005 and $200,000 and $285,000, respectively, for the quarter and year ended December 31,
     2004, and are included in general and administrative expenses.

(4)  In December 2005, we called for redemption $52.5 million of our 7 7/8% senior unsecured notes. The loss on early extinguishment of debt includes a $4.1 million redemption premium and a $1.1 million write off of deferred finance fees and unamortized discount related to these $52.5 million of senior notes. The redemption occurred on January 9, 2006.

(5)  Includes costs associated with our litigations with HealthSouth (on going) and Marriott (settled in January 2004) and costs associated with a failed acquisition written off in the first quarter of 2004.

(6)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter, for purposes of this calculation, total revenues for the first three quarters included estimated amounts with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

(7)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                                CONSOLIDATED STATEMENT OF CASH FLOWS
 ----------------------------------------------------------------------------------------------------------------------------------
                                                           (in thousands)

                                                                                                   For the Twelve Months Ended
                                                                                         ------------------------------------------
                                                                                                12/31/2005              12/31/2004
                                                                                         -------------------        ---------------
                                                                                                                        (audited)
Cash flows from operating activities:
         Net income                                                                              $58,705                   $56,742
         Adjustments to reconcile net income to cash provided by operating activities:
                Depreciation                                                                      43,694                    39,301
                Impairment of assets                                                               1,762                      --
                Write off of deferred finance fees                                                 1,073                      --
                Gain on sale of property                                                          (5,931)                   (1,219)
                Amortization of deferred finance fees and debt discounts                           2,212                     2,107
                Change in assets and liabilities:
                       Restricted cash                                                              (523)                     (998)
                       Due from affiliates                                                          (884)                   (1,899)
                       Other assets                                                                   71                       377
                       Accrued interest                                                              570                        51
                       Due to affiliates                                                            (729)                      885
                       Other liabilities                                                           4,202                      (159)
                                                                                         ---------------            ---------------
                Cash provided by operating activities                                            104,222                    95,188
                                                                                         ---------------            ---------------

 Cash flows from investing activities:
         Acquisitions                                                                            (97,480)                 (137,748)
         Mortgage financing provided                                                             (24,000)                  133,849
         Mortgage financing repaid                                                                24,000                  (133,849)
         Proceeds from sale of real estate                                                        12,537                     5,900
                                                                                         ---------------            ---------------
                Cash used for investing activities                                               (84,943)                 (131,848)
                                                                                         ---------------            ---------------

 Cash flows from financing activities:
         Proceeds from issuance of common shares, net                                             58,170                   180,194
         Proceeds from borrowings on revolving bank credit facility                              143,000                   184,000
         Repayments of borrowings on revolving bank credit facility                             (116,000)                 (249,000)
         Repayment of debt                                                                        (1,851)                     (864)
         Deferred financing fees                                                                  (3,643)                       --
         Distributions to shareholders                                                           (87,722)                  (77,791)
                                                                                         ---------------            ---------------
                Cash (used for) provided by financing activities                                  (8,046)                   36,539
                                                                                         ---------------            ---------------

 Decrease in cash and cash equivalents                                                            11,233                      (121)
         Cash and cash equivalents at beginning of period                                          3,409                     3,530
                                                                                         ---------------            ---------------
         Cash and cash equivalents at end of period                                              $14,642                    $3,409
                                                                                         ===============            ===============

 Supplemental cash flow information:
         Interest paid                                                                           $43,851                   $39,678

 Non cash investing and financing activities:
         Issuance of common shares                                                                  $657                      $733
         Release of restricted cash to us                                                          4,170                     4,930
         Repayment of debt with cash previously restricted                                        (4,170)                   (4,930)



                                        Senior Housing Properties Trust
                                   Supplemental Operating and Financial Data
                                               December 31, 2005

                                             CALCULATION OF EBITDA
---------------------------------------------------------------------------------------------------------------
                                             (dollars in thousands)

                                                 For the Three Months Ended        For the Twelve Months Ended
                                                ---------------------------        ---------------------------
                                                12/31/2005       12/31/2004        12/31/2005       12/31/2004
                                                ----------       ----------        ----------       ----------

Income from continuing operations (1)             $10,472          $16,513           $52,774          $55,523
Plus: interest expense                             12,048           10,926            46,633           41,836
Plus: depreciation expense                         11,266           10,286            43,694           39,301
Plus: impairment of assets                          1,762             --               1,762             --
Plus: loss on early extinguishment of debt          5,207             --               5,207             --
Less: deferred percentage rent adjustment (2)      (2,402)          (2,409)             --               --
                                                 --------         --------          --------         --------
EBITDA                                            $38,353          $35,316          $150,070         $136,660
                                                 ========         ========          ========         ========

(1)  Income from continuing operations includes legal expenses incurred related to our HealthSouth litigation of approximately $600,000 and $1,850,000, respectively, for the quarter and year ended December 31, 2005 and $200,000 and $285,000, respectively, for the quarter and year ended December 31, 2004. See also Note 1 on page 11 regarding our HealthSouth litigation.

(2)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter, for purposes of calculating this calculation, total revenues for the first three quarters included estimated amounts with respect to those periods. The fourth quarter calculation excludes the amounts recognized during the first three quarters.

We compute EBITDA as income from continuing operations plus interest expense, depreciation expense, deferred percentage rent and non-recurring charges. We consider EBITDA to be an appropriate measure of performance for a REIT, along with net income and cash flow from operating, investing and financing activities. EBITDA does not represent cash generated by operating activities in accordance with generally accepted accounting principals, or GAAP, and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                             CALCULATION OF FUNDS FROM OPERATIONS (FFO)
------------------------------------------------------------------------------------------------------------------------------------
                                            (amounts in thousands, except per share data)

                                                                     For the Three Months Ended         For the Twelve Months Ended
                                                                    -----------------------------       ----------------------------
                                                                    12/31/2005        12/31/2004        12/31/2005        12/31/2004
                                                                    -----------      ------------       ----------       -----------
Income from continuing operations (1)                                 $10,472          $16,513            $52,774           $55,523
Plus:  depreciation expense                                            11,266           10,286             43,694            39,301
Plus:  impairment of assets                                             1,762             --                1,762              --
Plus:  loss on early extinguishment of debt                             5,207             --                5,207              --
Less:  deferred percentage rent adjustment (2)                         (2,402)          (2,409)              --                --
Less:  loss on early extinguishment of debt settled in cash (3)        (4,134)            --               (4,134)             --
                                                                     --------         --------           --------          --------
FFO                                                                   $22,171          $24,390            $99,303           $94,824
                                                                     ========         ========           ========          ========

Weighted average shares outstanding                                    69,445           64,311             68,757            63,406

Income from continuing operations per share                             $0.15            $0.26              $0.77             $0.88
FFO per share                                                           $0.32            $0.38              $1.44             $1.50

Supplemental data:
Straight-line rent included in rental income (4)                         $107             $115               $429              $409
Amortization of deferred financing fees and debt discounts               $483             $526             $2,212            $2,107

(1)  Income from continuing operations includes legal expenses incurred related to our HealthSouth litigation of approximately
     $600,000 and $1,850,000, respectively, for the quarter and year ended December 31, 2005 and $200,000 and $285,000, respectively, for the quarter and year ended December 31, 2004. See also Note 1 on page 11 regarding our HealthSouth litigation.

(2)  We recognize percentage rental income received during the first, second and third quarters in the fourth quarter. Although recognition of revenue is deferred until the fourth quarter for purposes of calculating income from continuing operations, the calculation of FFO for the first three quarters includes estimated amounts with respect to those periods. The fourth quarter
     FFO calculation excludes the amounts recognized during the first three quarters.

(3)  FFO for the quarter and year ended December 31, 2005, include a $4.1 million, or $0.06 per share, loss for the cash premium paid for our redemption of $52.5 million of our 7 7/8% senior notes.

(4)  We report rental income on a straight line basis over the terms of the respective leases. Rental income includes non-cash straight line rent adjustments.


We compute FFO as shown in the calculation above. Our calculation of FFO differs from the National Association of Real Estate Investment Trusts, or NAREIT, definition of FFO because we include deferred percentage rent in FFO as discussed in Note 2 above and we exclude loss on early extinguishment of debt not settled in cash. We consider FFO to be an appropriate measure of performance for a REIT along with net income and cash flow from operating, investing and financing activities. We believe that FFO provides useful information to investors because by excluding the effects of certain historical costs, such as depreciation expense and gain or loss on sale of properties, FFO can facilitate a comparison of our current operating performance with our past operating performance and of operating performance among REITs. FFO does not represent cash generated by operating activities in accordance with GAAP and should not be considered an alternative to net income or cash flow from operating activities as a measure of financial performance or liquidity. FFO is one important factor considered by our board of trustees in determining the amount of distributions to shareholders. Other important factors include, but are not limited to, requirements to maintain our status as a REIT, limitations in our revolving bank credit facility and public debt covenants, the availability of debt and equity capital to us and our expectation of our future performance.


                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                                            DEBT SUMMARY
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)

                                                                 Coupon   Interest    Principal   Maturity      Due at     Years to
                                                                  Rate      Rate       Balance      Date       Maturity    Maturity
                                                                -------------------------------------------------------------------

Secured Fixed Rate Debt:

   Tax exempt bonds - secured by 1 property                       5.875%     5.875%    $14,700      12/1/27      $14,700     21.9
   Mortgage - secured by 16 properties (1)                        6.970%     6.330%     36,630      6/2/12        30,069      6.4
   Mortgage - secured by 4 properties (1)                         6.110%     6.420%     12,437      11/30/13      10,218      7.9
   Capital leases - 2 properties                                  7.700%     7.700%      6,374      5/31/16         --       10.4
                                                                 ------     ------    --------                  --------    -----
       Total / weighted average secured fixed rate debt           6.654%     6.375%    $70,141                   $54,987     10.3
                                                                 ======     ======    ========                  ========    =====


Unsecured Debt:

     Unsecured Floating Rate Debt:
         Revolving credit facility (LIBOR + 100 b.p.)             5.310%     5.310%    $64,000      11/30/09     $64,000      3.9

     Unsecured Fixed Rate Debt:
         Senior notes due 2012                                    8.625%     8.625%   $245,000      1/15/12     $245,000      6.0
         Senior notes due 2015 (2)                                7.875%     7.875%    150,000      4/15/15      150,000      9.3
         Junior subordinated debentures (3)                      10.125%    10.125%     28,241      6/15/41       28,241     35.5
                                                                 ------     ------    --------                  --------    -----
             Total / weighted average unsecured fixed rate debt   7.784%     7.784%   $423,241                  $423,241      6.8
                                                                 ======     ======    ========                  ========    =====

             Total / weighted average unsecured debt              7.459%     7.459%   $487,241                  $487,241      6.4
                                                                 ======     ======    ========                  ========    =====




 Total / weighted average secured debt fixed rate debt            6.654%     6.375%    $70,141                   $54,987     10.3
 Total / weighted average unsecured floating rate debt            5.310%     5.310%     64,000                    64,000      3.9
 Total / weighted average unsecured fixed rate debt               7.784%     7.784%    423,241                   423,241      6.8
                                                                 ------     ------    --------                  --------    -----
      Total / weighted average debt                               7.358%     7.322%   $557,382                  $542,228      6.9
                                                                 ======     ======    ========                  ========    =====

(1)  Includes the effect of mark to market accounting for certain assumed mortgages.
(2)  On January 9, 2006, we redeemed $52.5 million of these notes. In connection with the redemption, we paid a premium of $4.1 million and wrote off $1.1 million of deferred finance fees and unamortized discount. The remaining $97.5 million can be repaid at par, plus a premium, beginning in April 2008.
(3)  Our junior subordinated debentures will become prepayable, at par, in June 2006.



                                 Senior Housing Properties Trust
                            Supplemental Operating and Financial Data
                                        December 31, 2005

                                     DEBT MATURITY SCHEDULE
------------------------------------------------------------------------------------------------
                                     (dollars in thousands)


                                          Scheduled Principal Payments During Period
                            --------------------------------------------------------------------
                                 Secured
                               Fixed Rate         Unsecured         Unsecured
                                Debt and           Floating           Fixed
 Year                        Capital Leases       Rate Debt         Rate Debt           Total
--------------------        ----------------     -----------       -----------        ----------
2006                               $ 1,982              $ -               $ -           $ 1,982
2007                                 2,123                -                 -             2,123
2008                                 2,265                -                 -             2,265
2009                                 2,435           64,000                 -            66,435
2010                                 2,007                -                 -             2,007
2011                                 1,703                -                 -             1,703
2012                                31,259                -           245,000           276,259
2013                                10,820                -                 -            10,820
2014                                   310                -                 -               310
2015                                   338                -           150,000(1)        150,338
2016 and thereafter                 14,899                -            28,241            43,140
                            ---------------      -----------       ----------        ----------
                                  $ 70,141         $ 64,000         $ 423,241         $ 557,382
                            ===============      ===========       ==========        ==========

 (1) $52.5 million of this was repaid in January 2006. See Note 2 on page 15.

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                     LEVERAGE RATIOS, COVERAGE RATIOS AND PUBLIC DEBT COVENANTS
------------------------------------------------------------------------------------------------------------------------------------

                                                                                     As Of And For The Three Months Ended
                                                                          ----------------------------------------------------------
                                                                          12/31/2005    9/30/2005   6/30/2005   3/31/2005 12/31/2004
                                                                          -----------  ----------  ----------  ---------- ----------
Leverage Ratios:

 Total debt / total assets                                                   37.1%        38.3%       39.2%       37.3%      37.0%
 Total debt / gross book value of real estate assets (1)                     33.0%        33.8%       34.9%       33.4%      33.4%
 Total debt / total market capitalization                                    31.4%        29.8%       30.8%       31.9%      29.2%
 Total debt / total book capitalization                                      37.7%        38.9%       39.7%       37.8%      37.5%
 Secured debt / total assets                                                  4.7%         4.9%        4.8%        5.3%       5.3%
 Variable rate debt / total debt                                             11.5%        10.7%       14.6%        7.9%       7.7%


Coverage Ratios:

 EBITDA (2) / interest expense                                                3.2x         3.2x        3.3x        3.3x       3.2x


Public Debt Covenants (3):

 Total debt / adjusted total assets - allowable maximum 60.0%                30.5%        34.5%       32.6%       31.0%      30.9%
 Secured debt / adjusted total assets - allowable maximum 40.0%               4.1%         4.3%        4.2%        4.6%       4.7%
 Consolidated income available for debt service /
    debt service - required minimum 2.00x                                    3.53x        3.59x       3.66x       3.67x      3.65x
 Total unencumbered assets to unsecured debt - required minimum 1.50x        3.49x        3.38x       3.25x       3.48x      3.48x

(1)  Gross book value of real estate assets is real estate properties, at cost, less impairment write downs and including purchase price allocations relating to FAS 141.

(2)  See page 13 for the calculation of EBITDA.

(3)  Adjusted total assets and unencumbered assets include original cost of real estate assets less impairment write downs and exclude depreciation and amortization, accounts receivable and intangible assets. Consolidated income available for debt service is earnings from operations excluding interest expense, depreciation and amortization, taxes, gains and losses on sales of property and amortization of deferred charges.

                                       Senior Housing Properties Trust
                                  Supplemental Operating and Financial Data
                                              December 31, 2005

                                  2005 INVESTMENTS/DISPOSITIONS INFORMATION
------------------------------------------------------------------------------------------------------------
                                            (dollars in thousands)
ACQUISITIONS:
                                                                                      Purchase
    Date                                         Number of               Purchase      Price         Cap
  Acquired        Tenant     Type of Property   Properties     Units     Price (1)    Per Unit     Rate (2)
------------   ----------   ------------------  ----------  ----------  -----------  ----------  ----------
   6/3/05       Five Star    Assisted Living         4          299       $ 24,000       $ 80        9.0%
  10/31/05      Five Star    Assisted Living         6          654       $ 58,000       $ 89        9.0%

                --------------------------------------------------------------------------------------------
                2005 total / weighted average       10          953       $ 82,000       $ 86        9.0%
                ============================================================================================

(1)  Represents the gross purchase price and excludes closing costs and purchase price allocations relating to FAS 141.
(2)  Represents annual GAAP rent divided by the purchase price.

MORTGAGES:

Transaction                                                  Number of             Investment     Interest
   Date       Borrower        Amount     Type of Property    Properties   Units     Per Unit        Rate
------------ ----------    -----------  -----------------   -----------   ------   ----------   ------------
  6/3/05      Five Star    $ 24,000(1)   Assisted Living         6          654       $ 37          9.0%

              -----------------------------------------------------------------------------------------------
              2005 total   $ 24,000                              6          654       $ 37          9.0%
              ===============================================================================================

(1)  This mortgage investment was a line of credit. The initial availability under this line of credit was for up to $43.5 million. At closing, $24.0 million was drawn and availability under the line of credit was reduced to $19.5 million. In August 2005, the $24.0 million was repaid by the borrower. We purchased the six properties that secured this line of credit on October 31, 2005 (See Acquisitions above) and, simultaneously, terminated the line of credit.

DISPOSITIONS:                                                                         Original      Sale Price
                                                                                     Allocated     Multiple of
  Date                                                  Number of                     Purchase       Original          Book Gain
  Sold         Location           Type of Property     Properties     Sale Price       Price      Purchase Price        on Sale
---------  --------------------- ------------------   ------------   ------------    ----------  ----------------     -----------
5/18/05     Farmington, MI        Nursing Home              1           4,600           4,156          1.1x               717
12/29/05    Ft. Lauderdale, FL    Assisted Living           1           5,700             150         38.0x             5,001
12/30/05    Arleta, CA            Assisted Living           1           2,750           2,300          1.2x               213

           ----------------------------------------------------------------------------------------------------------------------
             2005 total                                     3        $ 13,050         $ 6,606          2.0x           $ 5,931
           =================================================================================================================---==

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                                      2005 FINANCING ACTIVITIES
------------------------------------------------------------------------------------------------------------------------------------
                                              (share amounts and dollars in thousands)


                                                                               For the Three Months Ended
                                                          -------------------------------------------------------------------------
                                                             12/31/2005           9/30/2005            6/30/2005         3/31/2005
                                                          -------------------------------------------------------------------------
DEBT TRANSACTIONS (1):
New debt raised                                                    $ -                 $ -                  $ -                $ -
New debt assumed as part of acquisitions                             -                   -                    -                  -
                                                          -------------------------------------------------------------------------
Total new debt                                                       -                   -                    -                  -

Debt retired                                                         -                   -               (4,170)                 -
                                                          -------------------------------------------------------------------------
Net debt                                                           $ -                 $ -             $ (4,170)               $ -
                                                          =========================================================================

EQUITY TRANSACTIONS:
New common shares issued                                         3,250                   -                    -                  -
New common equity raised, net                                 $ 58,170                 $ -                  $ -                $ -



(1) Exclude drawings and repayments on our revolving credit facility.

                             PORTFOLIO INFORMATION

                                                   Senior Housing Properties Trust
                                              Supplemental Operating and Financial Data
                                                          December 31, 2005

                                            PORTFOLIO SUMMARY BY FACILITY TYPE AND TENANT
------------------------------------------------------------------------------------------------------------------------------------
                                                       (dollars in thousands)

                                       Number of    Number of     Carrying Value of             Investment    Annualized
                                       Properties   Units/Beds      Investment (1)   Percent     per unit    Current Rent  Percent
                                      ---------------------------------------------------------------------------------------------
FACILITY TYPE:
Independent Living (IL) (2)                  36       10,412           $907,527      53.8%        $87.2        $90,195       54.3%
Assisted Living (AL)                         89        6,197            515,165      30.6%         83.1         50,261       30.2%
Nursing Homes                                61        6,309            219,924      13.0%         34.9         17,106       10.3%
Hospitals (3)                                 2          364             43,553       2.6%        119.7          8,700        5.2%
                                      ---------------------------------------------------------------------------------------------
                                Total       188       23,282         $1,686,169     100.0%        $72.4       $166,262      100.0%
                                      =============================================================================================

TENANT:
Five Star / Sunrise (4)                      30        7,307           $632,465      37.5%        $86.6        $64,026       38.5%
Five Star                                   106        8,467            486,817      28.9%         57.5         39,434       23.7%
Sunrise / Marriott (5)                       14        4,091            325,473      19.3%         79.6         31,087       18.7%
NewSeasons / IBC (6)                         10        1,019             87,641       5.2%         86.0          9,287        5.6%
HealthSouth (3)                               2          364             43,553       2.6%        119.7          8,700        5.2%
Alterra Healthcare Corporation               18          894             61,126       3.6%         68.4          7,232        4.3%
Genesis HealthCare Corporation                1          156             13,007       0.8%         83.4          1,535        1.0%
5 Private Companies (combined)                7          984             36,087       2.1%         36.7          4,961        3.0%
                                      ---------------------------------------------------------------------------------------------
                                Total       188       23,282         $1,686,169     100.0%        $72.4       $166,262      100.0%
                                      =============================================================================================

(1)  Amounts are before depreciation, but after impairment write downs, and include purchase price allocations related to FAS 141.

(2)  Properties where the majority of units are independent living apartments are classified as independent living communities.

(3)  Rental income for the quarter and year ended December 31, 2005, includes $2.2 million and $8.7 million, respectively, of income from two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On
     November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On
     September 25, 2005, the court ruled that our termination was proper. On January 18, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation since October 26, 2004. We have begun working to identify and qualify a new tenant operator for the hospitals. HealthSouth has filed a notice of appeal of the court's decisions; but HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court. During the pendency of these disputes, HealthSouth continued to pay us at the disputed rent amount of $725,000/month, and, on February 3, 2006,
     HealthSouth paid us an additional $4.6 million which HealthSouth represented to be an amount due from November 1, 2004 to
     December 31, 2005. We are currently in the process of reviewing HealthSouth's calculations of amounts due to us and we may claim additional amounts. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December
     31, 2003. In December 2005, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2004. The financial and operating data included in HealthSouth's Form 10-Ks show a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.

(4)  These 30 properties are leased to Five Star and 18 are were managed by Sunrise on December 31, 2005. As of December 31, 2005,
     Five Star operated 12 of these 30 properties and intends to operate one additional property during the first quarter of 2006.
     Sunrise does not guaranty Five Star's lease obligations.

(5)  Marriott guarantees the lease for the 14 properties leased to Sunrise.

(6)  IBC guarantees the lease for the 10 properties leased to NewSeasons.

                                            Senior Housing Properties Trust
                                       Supplemental Operating and Financial Data
                                                   December 31, 2005

                                         OCCUPANCY BY FACILITY TYPE AND TENANT
---------------------------------------------------------------------------------------------------------------------
                                                                   For the Three Months Ended
                                             ------------------------------------------------------------------------

                                              12/31/2005     9/30/2005     6/30/2005       3/31/2005      12/31/2004
                                             ------------   -----------   -----------    ------------    ------------
FACILITY TYPE:
Independent Living (IL)                            92%           91%           91%            91%             92%
Assisted Living (AL)                               91%           90%           84%            84%             82%
Nursing Homes                                      90%           90%           91%            88%             89%
Hospitals (1)                                       NA            NA            NA             NA              NA


TENANT:
Five Star / Sunrise                                93%           92%           92%            92%             90%
Five Star (2)                                      91%           90%           87%            87%             88%
Sunrise / Marriott                                 92%           90%           89%            90%             91%
NewSeasons / IBC                                   80%           80%           81%            79%             79%
HealthSouth (1)                                     NA            NA            NA             NA              NA
Alterra Healthcare Corporation                     90%           88%           84%            84%             85%
Genesis HealthCare Corporation                     97%           94%           96%            96%             96%
5 Private Companies (combined)                     88%           84%           84%            87%             88%

(1)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. From that time until June 2005, HealthSouth had not filed audited financial information with the
     SEC. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December 31,
     2003. In December 2005, HealthSouth filed a Form 10-K for the period ending December 31, 2004. The financial and operating data included in HealthSouth's Form 10-K's show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also
     Note 3 on page 21 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                       Senior Housing Properties Trust
                                  Supplemental Operating and Financial Data
                                              December 31, 2005

                                  % PRIVATE PAY BY FACILITY TYPE AND TENANT
------------------------------------------------------------------------------------------------------------
                                                       For the Three Months Ended
                                      ----------------------------------------------------------------------
                                         12/31/2005      9/30/2005    6/30/2005     3/31/2005    12/31/2004
                                      --------------   ------------  -----------   -----------  ------------
FACILITY TYPE:
Independent Living (IL)                     87%            84%          84%            84%           85%
Assisted Living (AL)                        92%            94%          93%            92%           92%
Nursing Homes                               27%            29%          26%            18%           22%
Hospitals (1)                                NA             NA           NA             NA            NA

TENANT:
Five Star / Sunrise                         84%            84%          84%            85%           85%
Five Star (2)                               45%            44%          42%            41%           43%
Sunrise / Marriott                          80%            79%          81%            80%           81%
NewSeasons / IBC                           100%           100%         100%           100%          100%
HealthSouth (1)                              NA             NA           NA             NA            NA
Alterra Healthcare Corporation              98%            98%          98%            98%           98%
Genesis HealthCare Corporation              17%            20%          23%            23%           23%
5 Private Companies (combined)              24%            24%          27%            24%           24%

(1)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December 31, 2003. In December 2005, HealthSouth filed a Form 10-K for the period ending
     December 31, 2004. The financial and operating data included in HealthSouth's Form 10-K's show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

All tenant operating data presented are based upon the operating results provided by our tenants for the indicated quarterly periods, or the most recent prior period for which tenant operating results are available to us from our tenants. We have not independently verified our tenants' operating data.

                                   Senior Housing Properties Trust
                              Supplemental Operating and Financial Data
                                          December 31, 2005

                                       RENT COVERAGE BY TENANT
----------------------------------------------------------------------------------------------------

                                                    For the Three Months Ended
                                    ----------------------------------------------------------------

 Tenant                             12/31/2005     9/30/2005    6/30/2005    3/31/2005    12/31/2004
--------------------------------    ----------    -----------  -----------  -----------  -----------

Five Star / Sunrise (1)                1.25x          1.24x        1.31x       1.27x        1.23x
Five Star (2)                          1.78x          1.77x        1.68x       1.63x        1.77x
Sunrise / Marriott                     1.25x          1.27x        1.25x       1.25x        1.32x
NewSeasons / IBC                       1.10x          1.17x        1.10x       1.11x        1.13x
HealthSouth (3)                         NA              NA          NA           NA           NA
Alterra Healthcare Corporation         1.98x          1.87x        1.80x       1.63x        1.63x
Genesis HealthCare Corporation         2.16x          1.82x        2.03x       1.71x        1.85x
5 Private companies (combined)         1.92x          1.86x        1.65x       1.87x        2.11x

(1)  This lease includes 30 properties leased to Five Star. Eighteen of these properties were managed by
     Sunrise on December 31, 2005. Beginning in November 2005, Five Star operated 12 of these 30 properties and intends to begin to operate one additional property during the first quarter of 2006. The rent that
     Five Star pays to us is subordinate to the management fees paid by Five Star to Sunrise, but our rent is not subordinate to Five Star's internal management costs. The rent coverages presented for this lease have been adjusted to exclude management fees paid to Sunrise during the respective period for the 13 properties that Five Star currently manages and expects to manage in the first quarter of 2006.

(2)  Includes data for periods prior to our ownership of certain properties included in this lease.

(3)  During 2003, HealthSouth issued a press release stating that its historical financial information should not be relied upon. From that time until June 2005, HealthSouth had not filed audited financial information with the SEC. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for the period ending December 31, 2003. In December 2005, HealthSouth filed a Form 10-K for the period ending
     December 31, 2004. The financial and operating data included in HealthSouth's Form 10-K's show a substantial negative net worth and a history of substantial operating losses. Because we do not have reliable current information about the operations or financial performance of HealthSouth or our hospitals, we do not show operating data for this operator. See also Note 3 on page 21 regarding our litigation with HealthSouth.

     All tenant operating data presented are based upon the operating results provided by our tenants for the indicated periods, or the most recent prior period for which tenant operating results are available to us from our tenants. Rent coverage is calculated as operating cash flow from our tenants' facility operations, before subordinated charges and capital expenditure reserves, if any, divided by rent payable to us. We have not independently verified our tenants' operating data.

                    Supplemental Operating and Financial Data
                                December 31, 2005

                     PORTFOLIO LEASE EXPIRATION SCHEDULE (1)
--------------------------------------------------------------------------------
                             (dollars in thousands)
                                                             Cumulative % of
                       Annualized        % of Annualized        Annualized
                      Current Rent         Current Rent        Current Rent
                     ----------------------------------------------------------
2006                     $     --           $   --                 0.0%
2007                           --               --                 0.0%
2008                           --               --                 0.0%
2009                           --               --                 0.0%
2010                        1,269              0.8%                0.8%
2011                           --               --                 0.8%
2012                           --               --                 0.8%
2013                       32,162             20.4%               21.2%
2014                           --               --                21.2%
2015                        2,006              1.3%               22.5%
2016 and thereafter       122,125             77.5%              100.0%
                     -----------------------------------
    Total                $157,562            100.0%
                     ===================================

Weighted average remaining
lease term (in years)        11.7


(1) Excludes the two hospitals operated by HealthSouth. Effective January 2, 2002, we entered an amended lease with HealthSouth for two hospitals. In April 2003, we commenced a lawsuit against HealthSouth seeking, among other matters, to reform the amended lease, based upon HealthSouth's fraud, by increasing the rent payable to us from January 2, 2002 until the termination or expiration of the amended lease. This litigation is pending at this time. On October 26, 2004, we terminated the amended lease for default because HealthSouth failed to deliver to us accurate and timely financial information as required by the amended lease. On November 2, 2004, HealthSouth brought a second lawsuit against us seeking to prevent our termination of the amended lease. On September 25, 2005, the court ruled that our termination was proper. On January 18, 2006, the court ordered HealthSouth to cooperate with us in licensing a new tenant and pay us the net patient revenues, after a 5% management fee and payment of costs and expenses of operation, since October 26, 2004. We have begun working to identify and qualify a new tenant operator for the hospitals. HealthSouth has filed a notice of appeal of the court's decisions; but HealthSouth's motions for a stay of the court's decisions during the appeal have been denied by both the trial court and the appeals court. During the pendency of these disputes, HealthSouth has continued to pay us at the disputed rent amount of $725,000/month, and, on February 3, 2006, HealthSouth paid us an additional $4.6 million which HealthSouth represented to be an amount due from November 1, 2004 to December 31, 2005. We are currently in the process of reviewing HealthSouth's calculations of amounts due to us and we may claim additional amounts. In June 2005, HealthSouth filed a restated Annual Report on Form 10-K for period ending December 31, 2003. In December 2005, HealthSouth filed late an Annual Report on Form 10-K for the period ending December 31, 2004. The financial and operating data included in HealthSouth's Form 10-K's show a substantial negative net worth and a history of substantial operating losses. To date we have been unable to obtain reliable current financial information about the operations of HealthSouth or our hospitals. Accordingly, we do not know if we will be able to collect any additional amounts which the courts may determine to be owed to us by HealthSouth.